UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2013
AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-31911	42-1447959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Indentification No.)

6000 Westown Parkway, West Des Moines, Iowa	50266
(Address of Principal Executive Offices)	(Zip Code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
American Equity Investment Life Holding Company held its Annual Meeting of Shareholders on June 6, 2013.  At the Annual Meeting, shareholders considered and voted upon five proposals: (1) to elect a total of three directors to three-year terms; (2) to consider and vote upon the 2013 Director Equity and Incentive Plan; (3) to consider and vote upon the Short-Term Performance Incentive Plan; (4) to consider and vote upon the ratification of KPMG LLP as our independent registered public accounting firm for 2013; and (5) to consider and vote upon a proposal to approve, on an advisory basis, the compensation of our named executive officers.
The final results of the voting on each proposal were as follows:
1. Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Alexander M. Clark	53,546,902	1,174,847	2,580,034
John M. Matovina	51,718,629	3,003,120	2,580,034
Gerard D. Neugent	44,648,210	10,073,539	2,580,034
Mr. Clark, Mr. Matovina and Mr. Neugent were elected to serve for a term expiring at the 2016 Annual Meeting of Shareholders or until their successors are elected and qualified.
2. 2013 Director Equity and Incentive Plan

For	Against	Abstain	Broker Non-Votes
45,549,376	8,987,429	184,943	2,580,034
The shareholders approved the 2013 Director Equity and Incentive Plan.
3. Short-Term Performance Incentive Plan

For	Against	Abstain	Broker Non-Votes
52,304,070	2,234,061	183,618	2,580,034
The shareholders approved the Short-Term Performance Incentive Plan.
4. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
55,361,568	1,895,807	44,407	—
The appointment of KPMG LLP as our independent auditor for the 2013 fiscal year was ratified.
5. Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
51,502,686	3,011,519	207,542	2,580,034
The shareholders approved, on an advisory basis, the compensation of our named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2013

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

By:	/s/ John M. Matovina
Name:	John M. Matovina
Title:	Chief Executive Officer